UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2012

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 11, 2012, DynaVox Inc. (the “Company”) filed a Form 8-K (the “Original Report”) to report the appointment of Michelle L. Heying as the Company’s Chief Executive Officer and President. The Original Report did not include a second amended and restated employment agreement with Ms. Heying because she had not yet entered into such an agreement with the Company.

Pursuant to Instruction 2 to Item 5.02, this Form 8-K/A is filed for the purpose of reporting information required under Item 5.02(c)(3) of Form 8-K. Item 5.02(c) of the Original Report is hereby amended as follows:

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Michelle L. Heying

In connection with Ms. Heying’s appointment as Chief Executive Officer, DynaVox Systems LLC and Ms. Heying entered into a Second Amended and Restated Employment Agreement, dated June 13, 2012 (“Second Amended and Restated Employment Agreement”). The Second Amended and Restated Employment Agreement contains the same terms and conditions as her existing employment agreement, as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 21, 2011, except that Ms. Heying is entitled to an increased base salary of $450,000 per year.

In addition, on June 13, 2012, the Company made a one-time grant to Ms. Heying of 150,000 stock options with an exercise price equal to the Fair Market Value (as defined in DynaVox Inc.’s 2010 Long-Term Incentive Plan (the “Long-Term Incentive Plan”)) of the Company’s common stock on the grant date. Subject to Ms. Heying’s continued employment through the applicable vesting dates, the stock options vest and become exercisable with respect to 25% of the shares of the Company’s common stock subject to the stock options on each of the first four anniversaries of the grant date. The stock options were granted under the Long-Term Incentive Plan and pursuant to the Option Agreement, dated June 13, 2012, between the Company and Ms. Heying (the “Heying Option Agreement”).

Kenneth D. Misch

On June 13, 2012, the Company made a one-time grant to Kenneth D. Misch, the Company’s Chief Financial Officer, of 50,000 stock options with an exercise price equal to the Fair Market Value (as defined in the Long-Term Incentive Plan) of the Company’s common stock on the grant date. Subject to Mr. Misch’s continued employment through the applicable vesting dates, the stock options vest and become exercisable with respect to 25% of the shares of the Company’s common stock subject to the stock options on each of the first four anniversaries of the grant date. The stock options were granted under the Long-Term Incentive Plan and pursuant to the Option Agreement, dated June 13, 2012, between the Company and Mr. Misch (the “Misch Option Agreement”).

The foregoing is a summary of the Second Amended and Restated Employment Agreement, the Heying Option Agreement and the Misch Option Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Second Amended and Restated Employment Agreement, the Heying Option Agreement and the Misch Option Agreement, copies of which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 9.01—Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement between DynaVox Systems LLC and Michelle Heying, dated June 13, 2012

10.2	Non-Qualified Stock Option Agreement between DynaVox Inc. and Michelle L. Heying, dated June 13, 2012

10.3	Non-Qualified Stock Option Agreement between DynaVox Inc. and Kenneth D. Misch, dated June 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Kenneth D. Misch

Name: Kenneth D. Misch
Title: Chief Financial Officer

Date: June 18, 2012

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